UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2008

WPT Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los
Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 323-330-9900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 31, 2008, a press release was issued announcing that Fox Sports Network (FSN) and WPT Enterprises, Inc. (WPT) joined forces to create a new poker program focused on driving awareness and traffic to the Company’s online subscription website, ClubWPT.com. The companies have agreed to the production and distribution of 13 one-hour television programs (“the Initial Programming”) of the new series. Subsequent to the delivery of the Initial Programming, FSN will have an option to continue with the relationship and the number of episodes broadcast will be dependent upon the number of shows the Company delivers, up to forty hours per year.

In relation to ClubWPT.com, WPT shall have certain obligations including the production and payment of costs relating to the program and the management of material aspects of ClubWPT.com including running all tournaments, identifying winners that will participate in the television program, and paying fees related to operations and third party participants.  FSN shall provide the distribution channel and promote ClubWPT.com through in-show title sponsorship, in-show billboards, commercial inventory and website presence on FSN’s website, FoxSports.com.

A copy of that press release is included as Exhibit 99.1 to this report and is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(d)  Exhibits.

99.1  Press Release issued July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

July 31, 2008	By:	/s/ Scott A. Friedman
Name: Scott A. Friedman
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued July 31, 2008